Exhibit 99.3

Helmerich & Payne, Inc.

Offer to Exchange

Up to $350,000,000 aggregate principal amount of 4.650% Senior Notes due 2027
(CUSIP 423452 AL5)

Up to $350,000,000 aggregate principal amount of 4.850% Senior Notes due 2029
(CUSIP 423452 AM3)

Up to $550,000,000 aggregate principal amount of 5.500% Senior Notes due 2034
(CUSIP 423452 AN1)
that have been registered under the Securities Act of 1933, as amended, for
$350,000,000 aggregate principal amount of outstanding 4.650% Senior Notes due 2027
(CUSIP 423452 AH4)

$350,000,000 aggregate principal amount of outstanding 4.850% Senior Notes due 2029
(CUSIP 423452 AJ0)

$550,000,000 aggregate principal amount of outstanding 5.500% Senior Notes due 2034
(CUSIP 423452 AK7)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2025, UNLESS THE ISSUER EXTENDS OR EARLIER TERMINATES THE EXCHANGE OFFER. IF THE ISSUER EXTENDS THE EXCHANGE OFFER, THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is a Prospectus, dated            , 2025 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Helmerich & Payne, Inc. (the “Issuer”) to exchange an aggregate principal amount of (i) up to $350,000,000 aggregate principal amount of the Issuer’s 4.650% Senior Notes due 2027 (the “New 2027 Notes”), (ii) up to $350,000,000 aggregate principal amount of the Issuer’s 4.850% Senior Notes due 2029 (the “New 2029 Notes”) and (iii) up to $550,000,000 aggregate principal amount of the Issuer’s 5.500% Senior Notes due 2034 (together with the New 2027 Notes and the New 2029 Notes, the “New Notes”) that have, in each case, been registered under the Securities Act of 1933, as amended, for (i) $350,000,000 aggregate principal amount of the Issuer’s 4.650% Senior Notes due 2031 (2027 (the “Old 2027 Notes”), (ii) $350,000,000 aggregate principal amount of the Issuer’s 4.850% Senior Notes due 2029 (the “Old 2029 Notes”) and (iii) $550,000,000 aggregate principal amount of the Issuer’s 5.500% Senior Notes due 2034 (the “Old 2034 Notes” and, together with the Old 2027 Notes and the Old 2029 Notes, the “Old Notes”), each issued on September 17, 2024, that are, in each case, outstanding and unregistered, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated as of September 17, 2024, by and among the Issuer and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on               , 2025, unless extended or earlier terminated by the Issuer. If the Issuer extends the Exchange Offer, the term “Expiration Date” means the latest time and date to which the Exchange Offer is extended. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all outstanding Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

4.	Each Exchange Offer expires at 5:00 p.m., New York City time, on , 2025, unless extended or earlier terminated by the Issuer.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form included with this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Issuer with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the New Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Issuer for exchange, the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal, and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

[Instructions continue on next page.]

☐	Please tender the Old Notes held by you for my account as indicated below:

4.650% SENIOR NOTES DUE 2027

Certificate Numbers*	Principal Amount**	Old 2027 Notes are to be Tendered (“Yes” or “No”)***

4.850% SENIOR NOTES DUE 2029

Certificate Numbers*	Principal Amount**	Old 2029 Notes are to be Tendered (“Yes” or “No”)***

5.500% SENIOR NOTES DUE 2034

Certificate Numbers*	Principal Amount**	Old 2034 Notes are to be Tendered (“Yes” or “No”)***

*	Need not be completed if Old Notes are being tendered by book-entry transfer.
**	Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column 2. See Instruction 2 of the Letter of Transmittal. Old Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 1 of the Letter of Transmittal.
***	Unless otherwise indicated, “yes” will be assumed.

☐	Please do not tender any Old Notes held by you for my account.

[Remainder of page intentionally left blank.]

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My Account Number With You:

Dated:	, 2025

(Must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above and, unless waived by the Issuer, submit proper evidence satisfactory to the Issuer of such person’s authority to so act. See Instruction 3 to the Letter of Transmittal.)

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.